UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 27, 2014

REVETT MINING COMPANY, INC.
(Exact name of small business issuer in its charter)

Delaware	____________________
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 – Submission of Matters to a Vote of Security Holders.

At the special meeting of shareholders of Revett Minerals Inc. (“Revett Canada”) held on January 24, 2014, Revett Canada’s shareholders approved the proposed change of jurisdiction of incorporation of Revett Canada from the federal jurisdiction of Canada to the State of Delaware in the United States (the “Domestication”). As a result, upon the effectiveness of the Domestication (which is expected to occur on or about February 18, 2014), Revett Canada will become Revett Mining Company, Inc., a Delaware corporation (“Revett Delaware”) and will adopt the certificate of incorporation and bylaws of Revett Delaware as approved by Revett Canada’s shareholders of Revett Canada at the special meeting.

Upon the effectiveness of the Domestication, each outstanding common share of Revett Canada will remain outstanding as a share of common stock of Revett Delaware. Share certificates representing common shares of Revett Canada prior to the Domestication will represent the same number of shares in Revett Delaware. Consequently, shareholders are not required to exchange their Revett Canada share certificates; however, shareholders who wish to receive Revett Delaware stock certificates in exchange for their Revett Canada share certificates may do so by submitting the certificates they wish to exchange to Revett’s U.S. transfer agent, Computershare Investor Services, Inc., at 211 Quality Circle, Suite 210, College Station, TX 77845 or Revett’s Canadian co agent, Computershare Services, 8th Floor, 100 University Avenue, Toronto, Ontario, and requesting new certificates.

Upon the effectiveness of the Domestication, the corporation will no longer be subject to the corporate law provisions of the Canada Business Corporation Act. All matters of corporate law will be determined under the Delaware General Corporation Law. As of the effective date of the Domestication, all of the corporation’s assets, property, rights, liabilities and obligations immediately prior to the Domestication will continue to be the corporation’s assets, property, rights, liabilities and obligations, and the corporation’s business and operations will remain the same

Upon the effective date of the Domestication, the directors and executive officers of Revett Canada will become the directors and officers of Revett Delaware. The Revett Delaware board of directors currently consists of five members: John G. Shanahan, John B. McCombe, Albert Appleton, Timothy R. Lindsey and Larry M. Okada. Revett Delaware’s executive officers are John G. Shanahan (President and Chief Executive Officer), Kenneth S. Eickerman (Treasurer and Chief Financial Officer), Douglas Miller (Vice President of Operations) and Monique Hayes (Secretary).

The common stock of Revett Delaware will continue to be listed on the New York Stock Exchange Market Division and the Toronto Stock Exchange under the trading symbol “RVM” and on the Frankfurt Stock Exchange under the trading symbol “37RN.”

Additional information about the Domestication and a comparison of the rights of shareholders of Revett Canada and stockholders of Revett Delaware can be found in Revett Canada’s proxy circular/prospectus, which was filed with the Securities and Exchange Commission in definitive form on January 6, 2014 and is available at www.sec.gov and on Revett Canada’s website at www.revettminerals.com.

On January 27, 2014, Revett Canada issued a press release concerning the Domestication. A copy of this press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1 News Release, dated January 27, 2014.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC.

Date: January 27, 2014	By:	/s/ John Shanahan
John Shanahan
President and Chief Executive Officer